As filed with the Securities and Exchange Commission on December 1, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

 Credo Technology Group Holding Ltd
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	3674	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	c/o Maples Corporate Services, Limited,
	PO Box 309, Ugland House
	Grand Cayman, KY1-1104, Cayman Islands
	(408) 664-9329
	(Address of Principal Executive Offices)

	Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan
	(Full Title of the Plan)
	William Brennan
	President and Chief Executive Officer
	Credo Technology Group Holding Ltd
	110 Rio Robles
	San Jose, California 95134
	(408) 664-9329
	(Name, Address, Including Zip Code, and Telephone Number,
	Including Area Code, of Agent For Service)

With copies to:
Alan F. Denenberg	James Laufman
Jason Bassetti	Chief Legal Officer and Secretary
Davis Polk & Wardwell LLP	Credo Technology Group Holding Ltd
1600 El Camino Real	110 Rio Robles
Menlo Park, California 94025	San Jose, California 95134
(650) 752-2000	(408) 664-9329

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒ Accelerated filer ☐

Non-accelerated filer ☐ Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Credo Technology Group Holding Ltd, a Cayman Islands exempted company (the “Registrant”), is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (“Commission”) to register (i) an additional 9,424,432 ordinary shares, par value $0.00005 per share, of the Registrant (“Ordinary Shares”) for issuance under the 2021 Long-Term Incentive Plan (the “Plan”), pursuant to the provisions of the Plan providing for an automatic increase in the number of Ordinary Shares reserved and available for issuance under the Plan on the first day of each fiscal year of the Registrant and (ii) an additional 1,724,058 Ordinary Shares that were previously registered for issuance under one or more of the Registrant’s prior registration statements on Form S-8 and that were subsequently granted pursuant to awards under the Plan but that have since been forfeited, canceled, withheld in respect of taxes or otherwise returned to the share reserve of the Plan in accordance with its terms. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on March 10, 2025 (File No. 333-285686), November 30, 2023 (File No. 333-275826) and January 27, 2022 (File No. 333-262358) to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K filed with the Commission on July 2, 2025, for the fiscal year ended May 3, 2025, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on December 1, 2025, for the fiscal quarter ended November 1, 2025, and on September 4, 2025, for the fiscal quarter ended August 2, 2025;
(c)The Registrant’s Current Reports on Form 8-K filed with the Commission on October 7, 2025, October 16, 2025 and October 29, 2025; and
(d)The description of the Registrant’s securities included in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 3, 2025.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, No. 001-41249, filed on February 1, 2022)
5.1*	Opinion of Maples and Calder (Cayman) LLP
23.1*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
99.1	2021 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form S-8, No. 333-262358, filed on January 27, 2022)
107.1*	Filing Fee Table
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 1st day December, 2025.

Credo Technology Group Holding Ltd
By:    /s/ William Brennan
Name:    William Brennan
Title:    President and Chief Executive Officer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Credo Technology Group Holding Ltd, in the City of San Jose, State of California, on the 1st day of December, 2025.

By:    /s/ William Brennan
Name:    William Brennan
Title:    President and Chief Executive Officer
Credo Technology Group Holding Ltd

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below constitutes and appoints William Brennan and Daniel Fleming, and each of them, as his or her true and lawful attorney-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Credo Technology Holding Group Ltd to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Brennan	President, Chief Executive Officer, Director and Chairman (principal executive officer)	December 1, 2025
William Brennan

/s/ Daniel Fleming	Chief Financial Officer (principal financial and accounting officer)	December 1, 2025
Daniel Fleming

/s/ Sylvia Acevedo	Director	December 1, 2025
Sylvia Acevedo

/s/ Chi Fung Cheng	Chief Technology Officer and Director	December 1, 2025
Chi Fung Cheng

/s/ Manpreet Khaira	Director	December 1, 2025
Manpreet Khaira

/s/ Yat Tung Lam	Chief Operating Officer and Director	December 1, 2025
Yat Tung Lam

/s/ Pantas Sutardja	Director	December 1, 2025
Pantas Sutardja

/s/ Brian Kelleher	Director	December 1, 2025
Brian Kelleher

/s/ Fariba Danesh	Director	December 1, 2025
Fariba Danesh
/s/ Clyde Hosein	Director	December 1, 2025
Clyde Hosein